UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 21, 2020

BestGofer, Inc.
.(Exact name of registrant as specified in its charter)

Nevada	333-224041	82-5296245
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Ryland St Ste 200-A Reno, NV 89502 (972) 03-9117987
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (872) 9117987

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 5- Corporate Governance and Management

Item 5.01 Changes in Control of Registrant

On August 21, 2020, Gal Abotbol and Levi Yehuda each transferred 1,900,000 shares of common stock of the Company to Mohammed Hasan Hamed. A copy of each agreement is attached hereto as an Exhibit. The transfer constitutes 64.63% of the issued common stock of the Company, making the transfer a change in control.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 27, 2020, the resignation of Gal Abotbol as director, President, CEO and CFO was accepted by the Board of Directors. Mr. Abotbol did not resign due to any disagreements known to an executive officer of the Company on any matter relating to the registrant’s operations, policies or practices. Mr. Abotbol has been provided a copy of this Current Report on Form 8-K no later than the day of filing with the Commission, and has been provided with the opportunity to provide a letter stating whether he agrees with the statements made herein. No letter has been received as of the date of filing. The Company will file with the Commission any such letter within two (2) business days of receipt.

On August 27, 2020, the resignation of Levi Yehuda as director and COO was accepted by the Board of Directors. Mr. Yehuda did not resign due to any disagreements known to an executive officer of the Company on any matter relating to the registrant’s operations, policies or practices. Mr. Yehuda has been provided a copy of this Current Report on Form 8-K no later than the day of filing with the Commission, and has been provided with the opportunity to provide a letter stating whether he agrees with the statements made herein. No letter has been received as of the date of filing. The Company will file with the Commission any such letter within two (2) business days of receipt.

On August 27, 2020, Mohammed Hasan Hamed was appointed as a director, President, CEO, Secretary and Treasurer of the Company. There have been no transactions between Mr. Hamed and the Registrant during the prior fiscal year which would be required to be reported pursuant to Item 404(a) of Regulation S-K that have not already been reported on Form 10-K.

There are no family relationships between Mr. Hamed and a current officer or director of the Company. The following is a brief discussion of Mr. Hamed’s background:

Mohammad Hasan Hamed is the owner of moving company named “Star Moving” established in 2011 in Jerusalem. For the last nine (9) years, the Star Moving has offered comprehensive home and business relocation and packing services. Star Moving moves apartments, condominiums, homes and businesses. The company provide services across the country. In 2013 Mr. Hamed took a few business and managing courses at the University of Jerusalem.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BestGofer, Inc.

Date: August 29, 2020	By:	/s/ Mohammed Hasan Hamed
President and Chief Executive Officer